EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report of Independent Registered Public Accounting Firm dated November 21, 2005, on the financial statements of Mitek Systems, Inc. for the years ended September 30, 2005 and 2004 into this registration statement on Form S-4 to be filed with the Commission on or about November 7, 2006.

We also consent to the reference to our firm under the caption “Experts” in matters of accounting and auditing in this registration statement and prospectus.

/s/    Stonefield Josephson, Inc.

Los Angeles, California

November 6, 2006